UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): December 15, 2010

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2010, Megola (“Company”) confirmed proceeds from a Securities Purchase Agreement entered into on November 29, 2010 with Asher Enterprises, Inc. (“Buyer”).

The basic parameters of the Agreement with Asher Enterprises, Inc. will include, but not be limited to, the following:

A.
The Company and the Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.
Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement an 8% convertible note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $32,500.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C.	The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See above discussion

ITEM 8.01 OTHER EVENTS

None

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement with Asher Enterprises, Inc. dated November 29, 2010
10.2 Convertible Promissory Note dated November 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: December 15, 2010	By:	/s/ Joel Gardner
Joel Gardner, President